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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CENTRAL GARDEN DISTRIBUTION INC.
                             A Delaware Corporation


          FIRST:  The name of this corporation is: Central Garden Distribution
Inc.

          SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The name and mailing address of the incorporator of the corporation is:

                         William E. Brown
                         3697 Mt. Diablo Blvd.
                         Lafayette, California 94549

          FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FIFTH:  Section 1.  Classes and Number of Shares.
                              ----------------------------

          The total number of shares of all classes of stock which this corporation shall have authority to issue is 8,200,000 shares which will consist of Preferred Stock and Common Shares. Common Shares will consist of two classes of stock - Common Stock and Class B stock. The classes and the aggregate number of shares of stock of each class which this corporation shall have authority to issue are as follows:

          (i) 7,500,000 shares of Common Stock, $0.01 par value per share (hereinafter the "Common Stock");

          (ii) 200,000 shares of Class B Stock, $0.01 par value per share (hereinafter the "Class B Stock");

          (iii) 500,000 shares of Preferred Stock, $0.01 par value per share, with such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred Stock").
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Section 2.  Powers and Rights of the Common Stock and the Class B Stock.
            -----------------------------------------------------------

A.  Voting Rights and Powers
    ------------------------

          (i) With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of this corporation and every holder of Class B Stock shall be entitled to ten votes in person or by proxy for each share of Class B Stock standing in his name on the transfer books of this corporation.

          (ii) Except as otherwise provided herein, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and of a majority of the outstanding shares of Class B Stock, each voting separately as a class.

          (iii) Following the initial issuance of shares of Class B Stock, this corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends), unless and until such issuance is authorized by the holders of a majority of the shares voting of Common Stock and of Class B Stock, each voting separately as a class.

          (iv) Except as may be otherwise required by law or by this Article FIFTH, the holders of Common Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

          (v) Notwithstanding anything else herein contained, the Common Stock shall be the majority voting class. Therefore, as to any matter on which the holders of Common Stock and Class B Stock vote together as a single class, the total number of votes for all shares of Class B Stock which are voted on such matter shall not exceed 49% of the total number of votes of Common Stock and Class B Stock which are voted on such matter. In order to achieve this result, the number of votes for each share of Class B Stock which are voted on such matter shall be reduced from ten votes per share to that number of votes per share which will cause the total number of votes for all shares of Class B Stock which are voted on the matter to equal 49% of the total number of votes of Common Stock and Class B Stock which are voted on such matter.

B.  Dividends and Distributions.  Subject to the rights of the holders of
    ---------------------------
Preferred Stock, and subject to any other provisions of this Certificate of Incorporation as amended from time to time, holders of Common Stock and Class B Stock shall be entitled to such dividends and other distributions in cash, stock or property of this corporation or of a wholly owned subsidiary of this corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of this corporation legally available therefor, provided that if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class B Stock in an amount per share equal to 100% of the amount of the dividend paid on each share of Common Stock (rounded down to the nearest one-hundredth of a dollar), and provided that if any time a cash dividend is paid on the Class B stock, a cash dividend will also be paid on the Common

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Stock in an amount per share equal to 100% of the amount of the dividend paid on each share of Class B Stock (rounded down to the nearest one-hundredth of the dollar). In the case of dividends or other distributions payable in stock of this corporation or the stock of a wholly owned subsidiary of this corporation other than the Preferred Stock, including distributions pursuant to stock split-ups, divisions or combinations, which occur after the date shares of Class B Stock are first issued by this corporation, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class B Stock shall be distributed with respect to Class B Stock. In no event will shares of either Common Stock or Class B Stock be split, divided or combined unless the other is also split, divided or combined equally.

C.  Other Rights.  Except as otherwise required by the Delaware General
    ------------
Corporation Law or as otherwise provided in this Certificate of Incorporation, each share of the Common Stock and each share of the Class B Stock shall have identical powers, preferences and rights, including rights in liquidation.

D.  Transfer.
    --------

          (i) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and this corporation shall not register the transfer of, such shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee." A "Permitted Transferee" shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

          (a)  In the case of a Class B Holder who is a natural person,

               (1) The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant;

               (2) The trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or one or more of his Permitted Transferees described in each subclause of this clause (a);

               (3) Any organization to which contributions are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code, as it may from time to time be amended (hereinafter called a "Charitable Organization");

               (4) A corporation, of which a majority of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership, of which a majority of the beneficial ownership of the partnership interests entitled to participate in the management of the partnership is held by, the Class B Holder and/or one or more of his or her Permitted Transferees determined under this clause (a), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify

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                    as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of this corporation given by written notice of such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

              (5)  The estate of such Class B Holder.

          (b) In the case of a Class B Holder which is holding the shares of Class B Stock in question as trustee pursuant to a trust (other than pursuant to a trust described in clause (f) below), "Permitted Transferee" means (1) any person transferring Class B Stock to such trust and (2) any Permitted Transferee of any such transferor determined pursuant to clause
     (a) above.

          (c) In the case of a Class B Holder which is a Charitable Organization holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means any Class B Holder.

          (d) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by this corporation, "Permitted Transferee" means (1) a partner of such partnership, or stockholder of such corporation at the time of issuance, and (2) any Permitted Transferee (determined pursuant to clause (a) above) of any such partner or stockholder referred to in subclause (1) of this clause (d).

          (e) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (d) above) holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means (1) any person transferring such shares of Class B Stock to such corporation or partnership and (2) any Permitted Transferee of any such person determined pursuant to clause (a) above.

          (f) In the case of a Class B Holder which is holding the shares of Class B Stock in question as trustee pursuant to a trust which was irrevocable at the time of issuance of the Class B Stock, "Permitted Transferee" means (1) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (2) any Permitted Transferee of any such person determined pursuant to clause (a) above.

          (g) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class

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     B Holder as determined pursuant to clause (a), (b), (c), (d), (e) or (f)
     above, as the case may be.

          (ii) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall remain subject to the provisions of this Paragraph D. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

          (iii) For purposes of this Paragraph D:

                (a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                (b) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

                (c) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

                (d) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                (e) Without derogating from the election conferred upon this corporation pursuant to subclause (4) of clause (a) of subsection (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

          (iv) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock on the date on which certificates representing such shares are presented for transfer on the books of this corporation. This corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on this corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

           (v) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" names. Notwithstanding the foregoing, trusts may transfer shares into "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. This corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Paragraph D.

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E.  Conversion Rights.
    -----------------

          (i) Subject to the terms and conditions of this Paragraph E, each share of Class B Stock shall be convertible at any time or from time to time at the option of the respective holder thereof, at the office of any transfer agent for Common Stock, and at such other place or places, if any, as the Board of Directors may designate, into one (1) fully paid and nonassessable share of Common Stock. In order to convert Class B Stock into Common Stock, the holder thereof shall (a) surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if this corporation shall so request, shall be duly endorsed to this corporation or in blank or accompanied by proper instruments of transfer to this corporation (such endorsements or instruments of transfer to be in form satisfactory to this corporation), and (b) give written notice to this corporation that such holder elects to convert said Class B Stock, which notice shall state the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. This corporation will issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as soon as practicable after such deposit of a certificate or certificates of Class B Stock, accompanied by the requisite written notice. Such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

          (ii) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to this corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this corporation that such tax has been paid or is not required to be paid.

          (iii) This corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares.

F.  Mandatory Conversion.
    --------------------

          If at any time the holders of a majority of the outstanding shares of Class B Stock vote to convert the outstanding shares of Class B Stock into Common Stock, all outstanding shares of Class B Stock shall automatically be deemed converted into shares of Common Stock and certificates formerly representing outstanding shares of Class B Stock shall bear upon and thereafter represent the like number of shares of Common Stock.

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Section 3.  Preferred Stock.
            ---------------

            The Preferred Stock may be issued from time to time in one or more series, and each of such series shall have such voting powers, designations, preferences, and relative participation, optional or other special rights, and the qualifications, limitations and restrictions thereof, as are stated or expressed herein or in a resolution or resolutions, providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided. The Board of Directors is hereby expressly empowered, subject to the provisions of this Article FIFTH, to provide for the issuance of Preferred Stock from time to time in series and to fix by resolution or resolutions providing for the issuance of such series.

            (i) The number of shares constituting that series and the distinctive designation of that series;

            (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series;

            (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the happening of specified events;

            (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and on different redemption dates;

            (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights or priority, if any, of payment on shares of that series; and

            (viii) Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

Section 4.  Issuance of Common Stock, Class B Stock and Preferred Stock.
            -----------------------------------------------------------

            The Board of Directors of this corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board

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of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. Subject to
Section 2A(iii) of this Article FIFTH, the Board of Directors of this corporation may authorize by resolution the issuance of any or all shares of Class B Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities and for such consideration as the Board of Directors may determine. At any time shares of Class B Stock are outstanding, the Board of Directors may issue shares of Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up, division or combination of the shares of Common Stock only to the then- holders of the outstanding shares of Common stock and in conjunction with and in the same ratio as a stock dividend or split-up, division or combination of the shares of Class B Stock.

            SIXTH:  Section 1.  Number of Directors.
                              -------------------

            The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the by-laws of this corporation.

Section 2.  Limited Liability.
            -----------------

            To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors), a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept, subject to any provision contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Stockholders shall not be entitled to request the election of directors by written ballot unless a by-law of the corporation shall authorize such a vote by written ballot.

            EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the corporation; including by-law amendments increasing or reducing the authorized number of directors.

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          IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Incorporation on this 15th day of March, 2000.


                                        /s/ WILLIAM E. BROWN
                                        _______________________________
                                        William E. Brown, Incorporator

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